UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2016

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Kona Agreement

As previously disclosed, Diamond Resorts International, Inc. (the “Company”) and its indirect wholly-owned subsidiary, Diamond Resorts Kona Development, LLC (“Buyer”), entered into an Agreement for the Purchase and Sale of Property dated as of July 28, 2015, as amended by a First Amendment dated February 25, 2016 and a Second Amendment dated June 30, 2016 (collectively, the “Agreement”), with Hawaii Funding LLC (“Seller”), an affiliate of Och-Ziff Real Estate.

On July 29, 2016, the Company and Buyer entered into a Third Amendment to the Agreement, effective as of July 28, 2016 (the “Third Amendment”), with the Seller, extending the Feasibility Period and the Termination Outside Date, each as defined in the Agreement, to October 1, 2016 and October 8, 2016, respectively. As a condition to the effectiveness of the Amendment and as consideration for the extension of the Feasibility Period, Buyer agreed to pay to Seller a fee of $200,000. The description of the Third Amendment set forth above is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

First Amendment to Collateral and Servicing Agreement

On July 29, 2016, the Company and certain of its affiliates entered into a Limited Waiver, Consent and First Amendment to Collateral and Servicing Agreement (the “Facility Amendment”) related to the Company’s $100 million warehouse loan facility (the “Facility”) with Capital One, National Association, as administrative agent (the “Agent”).

Pursuant to the Facility Amendment, and subject to the satisfaction of the conditions therein, the Agent consented to the Company’s previously announced transaction with affiliates of certain funds managed by affiliates of Apollo Global Management, LLC (the “Transaction”), and waived any breach of the transaction documents relating to the Facility that would be deemed to result from the consummation of the Transaction. The Facility Amendment also amends the definition of “Permitted Holder” to include, after the consummation of the Transaction, Apollo Global Management, LLC and affiliates of Apollo Global Management, LLC, such that the consummation of the Transaction would not result in a Change in Control under applicable Facility transaction documents. The description of the Facility Amendment set forth above is qualified in its entirety by reference to the full text of the Facility Amendment, a copy of which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Agreement for the Purchase and Sale of Property, effective as of July 28, 2016, by and between Hawaii Funding LLC, Diamond Resorts Kona Development, LLC and Diamond Resorts International, Inc.

10.2	Limited Waiver, Consent and First Amendment to Collateral and Servicing Agreement, dated as of July 29, 2016, by and among Diamond Resorts/CO Borrower 2016, LLC, Diamond Resorts Financial Services, Inc., Diamond Resorts/CO Seller 2016, LLC, Diamond Resorts Corporation, Diamond Resorts Holdings, LLC, Diamond Resorts International, Inc., Wells Fargo Bank, National Association and Capital One, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.

August 4, 2016	By:	/s/ Jared T. Finkelstein
	Name:	Jared T. Finkelstein
	Title:	Senior Vice President-General Counsel and Secretary